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                                                                    EXHIBIT 23.2

              CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

        We have issued our report dated March 18, 1998, except for Note L which is as of March 23, 1998, on the financial statements of David M. Griffith & Associates, Ltd. (not presented herein) as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, included in the Registration Statement on Form S-3 of MAXIMUS, Inc. We hereby consent to the use of the aforementioned report in the Registration Statement, as amended, on Form S-3 of MAXIMUS, Inc. and to the use of our name as it appears under the caption "EXPERTS."


                                          /s/ GRANT THORNTON LLP

Chicago, Illinois
December 9, 1998